Exhibit 99.1

FOR IMMEDIATE RELEASE

SANUWAVE HEALTH announces EXTENSION OF HEALTHTRONICS PROMISSORY NOTES

SUWANEE, GA, August 3, 2017 – SANUWAVE Health, Inc. (OTCQB: SNWV) today announced it has entered into a third amendment to certain provisions of the two promissory notes dated August 1, 2005 between the Company and HealthTronics, Inc. with an aggregate outstanding principal balance of $5,372,743.

The third amendment provides for the extension of the due date of the promissory notes to December 31, 2018. In connection with the second amendment, the Company issued to HealthTronics, Inc. an additional 2,000,000 Class K warrants to purchase shares of common stock, subject to anti-dilution protection. The exercise price of these additional Class K warrants issued is $0.11. The warrants vested upon issuance and expire after ten years.

"We are pleased we were able to successfully further extend the terms of our promissory notes with HealthTronics, from whom we acquired SANUWAVE’s extensive patent and technology platform in 2005. As a result, we now have financial flexibility to pursue several of our strategic initiatives and growth strategies slated for the second half of 2017 and beyond," commented Kevin A. Richardson II, SANUWAVE’s Chairman of the board of directors. “We have a positive and strong relationship with HealthTronics and appreciate their continued support as we pursue our FDA approval,” concluded Mr. Richardson.

About SANUWAVE Health, Inc.
SANUWAVE Health, Inc. (OTCQB:SNWV) (www.sanuwave.com) is a shock wave technology company initially focused on the development and commercialization of patented noninvasive, biological response activating devices for the repair and regeneration of skin, musculoskeletal tissue and vascular structures. SANUWAVE’s portfolio of regenerative medicine products and product candidates activate biologic signaling and angiogenic responses, producing new vascularization and microcirculatory improvement, which helps restore the body’s normal healing processes and regeneration. SANUWAVE applies its patented PACE technology in wound healing, orthopedic/spine, plastic/cosmetic and cardiac conditions. Its lead product candidate for the global wound care market, dermaPACE®, is CE Marked throughout Europe and has device license approval for the treatment of the skin and subcutaneous soft tissue in Canada, Australia and New Zealand. In the U.S., dermaPACE is currently under the FDA’s de novo petition review process for the treatment of diabetic foot ulcers. SANUWAVE researches, designs, manufactures, markets and services its products worldwide, and believes it has demonstrated that its technology is safe and effective in stimulating healing in chronic conditions of the foot (plantar fasciitis) and the elbow (lateral epicondylitis) through its U.S. Class III PMA approved OssaTron® device, as well as stimulating bone and chronic tendonitis regeneration in the musculoskeletal environment through the utilization of its OssaTron, Evotron® and orthoPACE® devices in Europe, Asia and Asia/Pacific. In addition, there are license/partnership opportunities for SANUWAVE’s shock wave technology for non-medical uses, including energy, water, food and industrial markets.

Forward-Looking Statements
This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future business development activities, and are thus prospective. Forward-looking statements include all statements that are not statements of historical fact regarding intent, belief or current expectations of the Company, its directors or its officers. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company’s ability to control. Actual results may differ materially from those projected in the forward-looking statements. Among the key risks, assumptions and factors that may affect operating results, performance and financial condition are risks associated with the regulatory approval and marketing of the Company’s product candidates and products, unproven pre-clinical and clinical development activities, regulatory oversight, the Company’s ability to manage its capital resource issues, competition, and the other factors discussed in detail in the Company’s periodic filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statement.

For additional information about the Company, visit www.sanuwave.com.

Contact:

Millennium Park Capital LLC
Christopher Wynne
312-724-7845
cwynne@mparkcm.com

investorrelations@sanuwave.com

SANUWAVE Health, Inc.
Kevin Richardson II
CEO & Chairman of the Board
617-306-1350
kevin.richardson@sanuwave.com